Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2017 THIRD QUARTER RESULTS AND
REAFFIRMS 2017 GUIDANCE

MORRISTOWN, NJ, October 26, 2017 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and nine months ended September 30, 2017.

	Three Months Ended September 30,
	2016	2017
	(Unaudited, $ in millions, except per share amounts)
Revenue	$421	$429
Net income	$54	$15
Adjusted EBITDA	$124	$117
Net cash provided by operating activities	$88	$88
Free Cash Flow	$74	$68
Diluted EPS	$0.42	$0.11
Adjusted EPS	$0.18	$0.12
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	Reaffirming 2017 guidance

•	Dublin has commenced commercial operations and is performing in line with expectations

•	Fairfax expected to return to service around year-end 2017

•	Continued strong waste and metals market environment

"This quarter marks a great milestone for Covanta as our state-of-the-art Dublin plant is now operational and performing very impressively. It has been a long journey, but the end result is a testament to our development and operational capabilities. I couldn't be more proud of our team for its tireless efforts on this project." said Stephen J. Jones, Covanta's President and CEO.  “At Fairfax we are now installing upgraded fire protection and suppression equipment and expect to bring the plant back online around the end of the year. At the same time, our plants are enjoying strong markets for waste and metals and we remain on pace to meet our full-year expectations. "

More detail on our third quarter results can be found in the exhibits to this release and in our third quarter 2017 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2017 Guidance
The Company reaffirmed guidance for 2017 for the following key metrics:

(In millions)

Metric	2016 Actual	2017 Guidance Range (1)
Adjusted EBITDA	$410	$400 - $440
Free Cash Flow	$172	$100 - $150

(1) For additional information on the reconciliation of Free Cash Flow to Cash flow provided by operating activities, see Exhibit 5 of this press release.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, October 27, 2017 to discuss its third quarter 2017 results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-866-393-4306 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-734-385-2616. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 550,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: fluctuations in the prices of energy, waste disposal, scrap metal and commodities; adoption of new laws and regulations in the United States and abroad; the fee structures of our contracts; difficulties in the operation of our facilities, including fuel supply and energy transfer interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; our ability to avoid defaults under our long-term service contracts; performance of third parties under our contractual arrangements; concentration of suppliers and customers; increased competitiveness in the energy industry; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; our ability to utilize our net operating losses; failures of disclosure controls and procedures; general economic conditions in the United States and abroad, including the availability of credit and debt financing and market conditions at the time our contracts expire; and other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$306	$299	$902	$875
Energy revenue	80	92	241	279
Recycled metals revenue	23	14	54	44
Other operating revenue	20	16	60	44
Total operating revenue	429	421	1,257	1,242
OPERATING EXPENSE:
Plant operating expense	301	272	952	901
Other operating expense, net	7	14	24	45
General and administrative expense	24	23	82	71
Depreciation and amortization expense	51	52	155	155
Impairment charges ⁽ᵃ⁾	—	—	1	19
Total operating expense	383	361	1,214	1,191
Operating income	46	60	43	51
OTHER INCOME (EXPENSE):
Interest expense, net	(35)	(35)	(106)	(103)
Gain (loss) on asset sales ⁽ᵃ⁾	—	43	(6)	43
Loss on extinguishment of debt	—	—	(13)	—
Other income (expense), net	2	(1)	2	(1)
Total other (expense) income	(33)	7	(123)	(61)
Income (loss) before income tax benefit (expense) and equity in net (loss) income from unconsolidated investments	13	67	(80)	(10)
Income tax benefit (expense)	2	(12)	5	(5)
Equity in net (loss) income from unconsolidated investments	—	(1)	1	3
Net Income (Loss)	$15	$54	$(74)	$(12)

Weighted Average Common Shares Outstanding:
Basic	130	129	129	129
Diluted	131	131	129	129

Earnings (Loss) Per Share
Basic	$0.11	$0.42	$(0.58)	$(0.09)
Diluted	$0.11	$0.42	$(0.58)	$(0.09)

Cash Dividend Declared Per Share	$0.25	$0.25	$0.75	$0.75

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$37	$84
Restricted funds held in trust	56	56
Receivables (less allowances of $11 million and $9 million, respectively)	325	332
Prepaid expenses and other current assets	93	72
Total Current Assets	511	544
Property, plant and equipment, net	3,170	3,024
Restricted funds held in trust	32	54
Waste, service and energy contract intangibles, net	254	263
Other intangible assets, net	38	34
Goodwill	313	302
Other assets	43	63
Total Assets	$4,361	$4,284
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$10	$9
Current portion of project debt	31	22
Accounts payable	64	98
Accrued expenses and other current liabilities	316	289
Total Current Liabilities	421	418
Long-term debt	2,365	2,243
Project debt	445	361
Deferred income taxes	605	617
Other liabilities	190	176
Total Liabilities	4,026	3,815
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 and 130, respectively)	14	14
Additional paid-in capital	821	807
Accumulated other comprehensive loss	(44)	(62)
Accumulated deficit	(455)	(289)
Treasury stock, at par	(1)	(1)
Total Equity	335	469
Total Liabilities and Equity	$4,361	$4,284

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Nine Months Ended September 30,
	2017	2016
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(74)	$(12)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	155	155
Amortization of deferred debt financing costs	5	5
Loss (gain) on asset sales ⁽ᵃ⁾	6	(43)
Impairment charges ⁽ᵃ⁾	1	19
Loss on extinguishment of debt	13	—
Stock-based compensation expense	16	13
Equity in net income from unconsolidated investments	(1)	(3)
Deferred income taxes	(7)	3
Other, net	—	3
Change in restricted funds held in trust	18	22
Change in working capital, net of effects of acquisitions	(18)	(12)
Net cash provided by operating activities	114	150
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(218)	(282)
Acquisition of businesses, net of cash acquired	(16)	(9)
Proceeds from asset sales	—	107
Property insurance proceeds	5	2
Other, net	(6)	4
Net cash used in investing activities	(235)	(178)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	400	—
Proceeds from borrowings on revolving credit facility	806	658
Proceeds from borrowing on Dublin project financing	71	139
Payments of borrowings on revolving credit facility	(676)	(623)
Payments on long-term debt	(413)	(2)
Payments on equipment financing capital leases	(4)	(3)
Payments on project debt	(20)	(17)
Payment of deferred financing costs	(9)	(5)
Cash dividends paid to stockholders	(98)	(98)
Change in restricted funds held in trust	4	19
Common stock repurchased	—	(20)
Other, net	9	(4)
Net cash provided by financing activities	70	44
Effect of exchange rate changes on cash and cash equivalents	4	1
Net (decrease) increase in cash and cash equivalents	(47)	17
Cash and cash equivalents at beginning of period	84	96
Cash and cash equivalents at end of period	$37	$113

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited, in millions)
Net Income (Loss)	$15	$54	$(74)	$(12)
Depreciation and amortization expense	51	52	155	155
Interest expense, net	35	35	106	103
Income tax (benefit) expense	(2)	12	(5)	5
Impairment charges (a)	—	—	1	19
(Gain) loss on asset sales ⁽ᵇ⁾	—	(43)	6	(43)
Loss on extinguishment of debt	—	—	13	—
Property insurance recoveries, net (c)	1	—	(2)	—
Adjustments for changes in working capital and other items:
Capital type expenditures at service fee operated facilities (d)	10	6	36	29
Debt service billings in excess of revenue recognized	2	1	4	3
Severance and reorganization costs	—	1	1	3
Stock-based compensation expense	5	4	16	13
Other non-cash items	—	—	3	4
Other (e)	—	2	1	3
Subtotal other adjustments	17	14	61	55
Total adjustments	102	70	335	294
Adjusted EBITDA	$117	$124	$261	$282
Capital type expenditures at service fee operated facilities (d)	(10)	(6)	(36)	(29)
Cash paid for interest, net of capitalized interest	(33)	(24)	(100)	(91)
Cash paid for taxes, net	1	(3)	—	(7)
Adjustment for working capital and other	13	(3)	(11)	(5)
Net cash provided by operating activities	$88	$88	$114	$150
(a) During the nine months ended September 30, 2016, we recorded a non-cash impairment totaling $19 million which primarily consisted of $13 million related to the previously planned closure of our Pittsfield EfW facility in March 2017, which we now continue to operate and $3 million related to an investment in a joint venture to recover and recycle metals. See Results of Operations - Impairment charges discussion above.
(b) During the nine months ended September 30, 2017, we recorded a $6 million charge for indemnification claims related to the sale of our interests in China, which was completed in 2016. During the three months ended September 30, 2016, we recorded a $41 million gain on the sale of our interests in China.
(c) During the nine months ended September 30, 2017, we recorded a $2 million property insurance gain related to our property insurance recoveries.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.
(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2017
	2017	2016	2017	2016
	(Unaudited, in millions)
Net cash provided by operating activities	$88	$88	$114	$150	$210 - $270
Less: Maintenance capital expenditures (a)	(20)	(14)	(84)	(82)	(110) - (120)
Free Cash Flow	$68	$74	$30	$68	$100 - $150

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(43)	$(84)	$(138)	$(209)
Property insurance proceeds	—	2	5	2
Capital expenditures associated with property insurance events	(4)	—	(13)	—
Other investing activities, net	(2)	4	(5)	6
Total investments	$(49)	$(78)	$(151)	$(201)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(33)	$(33)	$(98)	$(98)
Common stock repurchased	—	—	—	(20)
Total return of capital to stockholders	$(33)	$(33)	$(98)	$(118)

Capital raising activities:
Net proceeds from issuance of corporate debt (c)	$—	$—	$393	$—
Net proceeds from Dublin financing	11	60	69	134
Change in restricted funds held in trust	2	4	2	17
Proceeds from sale of China assets	—	105	—	105
Net proceeds from capital raising activities	$13	$169	$464	$256

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$(1)	$(1)	$(3)	$(2)
Net cash used for principal payments on project debt (d)	(11)	(11)	(18)	(15)
Voluntary prepayment of corporate debt	—	—	(410)	—
Payments of equipment financing capital leases	(2)	(1)	(4)	(3)
Total debt repayments	$(14)	$(13)	$(435)	$(20)

Borrowing activities - Revolving credit facility, net	$(2)	$(110)	$130	$35

Other financing activities, net	5	(3)	9	(4)
Effect of exchange rate changes on cash and cash equivalents	1	(1)	4	1
Net change in cash and cash equivalents	$(11)	$5	$(47)	$17

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Maintenance capital expenditures	$(20)	$(14)	$(84)	$(82)
Capital expenditures associated with construction of Dublin EfW facility	(35)	(59)	(91)	(132)
Capital expenditures associated with organic growth initiatives	(7)	(16)	(27)	(38)
Capital expenditures associated with the New York City MTS contract	—	—	—	(3)
Capital expenditures associated with Essex County EfW emissions control system	—	(9)	(3)	(27)
Total capital expenditures associated with growth investments	(42)	(84)	(121)	(200)
Capital expenditures associated with property insurance events	(4)	—	(13)	—
Total purchases of property, plant and equipment	$(66)	$(98)	$(218)	$(282)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with growth investments	$(42)	$(84)	$(121)	$(200)
Asset and business acquisitions	(1)	—	(17)	(9)
Total growth investments	$(43)	$(84)	$(138)	$(209)

(c) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$—	$—	$400	$—
Less: Financing costs related to issuance of long-term debt	—	—	(7)	—
Net proceeds from issuance of corporate debt	$—	$—	$393	$—

(d) Calculated as follows:

Total principal payments on project debt	$(8)	$(8)	$(20)	$(17)
Change in related restricted funds held in trust	(3)	(3)	2	2
Net cash used for principal payments on project debt	$(11)	$(11)	$(18)	$(15)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Earnings (Loss) Per Share to Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Diluted Earnings (Loss) Per Share	$0.11	$0.42	$(0.58)	$(0.09)
Reconciling Items (a)	0.01	(0.24)	0.11	(0.14)
Adjusted EPS	$0.12	$0.18	$(0.47)	$(0.23)

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$—	$—	$1	$19
(Gain) loss on asset sales (a)	—	(43)	6	(43)
Property insurance recoveries (a)	1	—	(2)	—
Severance and reorganization costs	—	—	1	2
Loss on extinguishment of debt	—	—	13	—
Effect on income of derivative instruments not designated as hedging instruments	—	1	—	2
Effect of foreign exchange loss on indebtedness	(1)	—	(2)	(1)
Total Reconciling Items, pre-tax	—	(42)	17	(21)
Pro forma income tax impact (b)	—	10	(5)	2
Grantor trust activity	1	1	2	1
Total Reconciling Items, net of tax	$1	$(31)	$14	$(18)
Diluted Per Share Impact	$0.01	$(0.24)	$0.11	$(0.14)
Weighted Average Diluted Shares Outstanding	131	131	129	129

(a) For additional information, see Exhibit 4 of this Press Release.
(b) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended September 30,
	2017	2016
Revenue:
Waste and service:
EfW waste processing	$238	$241
Environmental services (a)	32	26
Municipal services (b)	50	48
Other revenue (c)	12	10
Intercompany (d)	(26)	(26)
Total waste and service	306	299
Energy:
Energy Sales	68	81
Capacity	12	11
Total energy revenue	80	92
Recycled metals:
Ferrous	13	8
Non-ferrous	10	6
Total recycled metals	23	14
Other revenue	20	16
Total revenue	$429	$421

Operating expense:
Plant operating expense:
Plant maintenance	$57	$48
Other plant operating expense	243	224
Total plant operating expense	301	272
Other operating expense	7	14
General and administrative	24	23
Depreciation and amortization	51	52
Total operating expense	$383	$361

Operating Income	$46	$60

(a) Includes the operation of material processing facilities and related services.
(b) Consists of transfer stations and transportation component of NYC MTS contract.
(c) Includes waste brokerage, debt service and other revenue unrelated to EfW waste processing.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Revenue and Operating Income Changes - Q3 2016 to Q3 2017
(Unaudited, $ in millions)

		Organic Growth (a)		Contract Transitions (b)
	Q3 2016	Total	%	Waste	PPA	Trans- actions (c)	Total Changes	Q3 2017
REVENUE:
Waste and service:
EfW waste processing	$241	$(5)	-2.3%	$3	$—	$—	$(3)	$238
Environmental services	26	4	14.4%	—	—	3	6	32
Municipal services	48	2	4.7%	—	—	—	2	50
Other revenue	10	3	26.6%	—	—	—	2	12
Intercompany	(26)	—		—	—	—	—	(26)
Total waste and service	299	3	0.9%	2	—	3	8	306
Energy:
Energy Sales	81	(7)	-8.1%	1	(7)	—	(13)	68
Capacity	11	2	20.7%	—	(2)	—	1	12
Total energy revenue	92	(4)	-4.3%	1	(9)	—	(12)	80
Recycled metals:
Ferrous	8	4	52.5%	—	—	—	4	13
Non-ferrous	6	4	74.2%	—	—	—	4	10
Total recycled metals	14	9	61.3%	—	—	—	9	23
Other revenue	16	4	26.2%	—	—	—	4	20
Total revenue	$421	$12	2.7%	$3	$(9)	$3	$9	$429

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$48	$9	18.1%	$—	$—	$—	$9	$57
Other plant operating expense	224	18	8.0%	2	—	—	20	243
Total plant operating expense	272	27	9.8%	2	—	1	29	301
Other operating expense (income)	14	—		(8)	—	—	(8)	7
General and administrative	23	1		—	—	—	1	24
Depreciation and amortization	52	(1)		—	—	—	—	51
Total operating expense (income)	$361	$27		$(6)	$—	$1	$22	$383
Operating Income (Loss) excluding Impairment Charges	$60	$(16)		$9	$(9)	$2	$(13)	$46

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Excludes impairment charges.
Note: Certain amounts may not total due to rounding.

North America - Operating Metrics		Exhibit 9
(Unaudited)
	Three Months Ended September 30,
	2017	2016
EfW Waste
Tons: (in millions)
Contracted	4.2	4.6
Uncontracted	0.5	0.5
Total tons	4.7	5.1
Revenue per ton:
Contracted	$47.63	$44.21
Uncontracted	$77.62	$76.76
Average revenue per ton	$50.82	$47.45
EfW Energy
Energy sales: (MWh in millions)
Contracted	0.6	0.8
Hedged	0.7	0.5
Market	0.2	0.2
Total energy sales	1.5	1.5
Market sales by geography:
PJM East	—	0.1
NEPOOL	0.1	—
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity):
Contracted	$66.58	$65.82
Hedged	$32.25	$37.98
Market	$25.79	$37.32
Average revenue per MWh	$45.83	$52.63
Metals
Tons Recovered: (in thousands)
Ferrous	98	101
Non-ferrous	10	9
Tons Sold: (in thousands)
Ferrous	81	72
Non-ferrous	8	10
Revenue per ton:
Ferrous	$158	$117
Non-ferrous	$1,201	$581
EfW plant operating expense: ($ in millions)
Plant operating expense - gross	$234	$217
Less: Client pass-through costs	(14)	(9)
Less: REC sales - contra-expense	(3)	(2)
Plant operating expense - reported	$216	$205
Client pass-throughs as % of gross costs	6.0%	4.3%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of September 30, 2017 of our most significant subsidiary, Covanta Energy, LLC, ("Covanta Energy"), through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of September 30, 2017, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under the credit facilities as of September 30, 2017, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of September 30, 2017. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse effect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:

•
maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

•
minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projected full year 2017 Adjusted EBITDA is not based on GAAP net income/loss and is anticipated to be adjusted to exclude the effects of events or circumstances in 2017 that are not representative or indicative of our results of operations. Projected GAAP net income/loss for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2017 projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2016 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.